Exhibit 99.1

Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL ANNOUNCES AMENDMENT TO

SENIOR SECURED TERM LOAN

Atlanta, GA – (April 17, 2015) Ocwen Financial Corporation, (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today announced that it has entered into an amendment to its Senior Secured Term Loan (SSTL) which will become effective on April 20, 2015. Among other things, the amendment (i) removes, with respect to the 2014 fiscal year, the requirement that Ocwen’s financial statements and the related audit report must be unqualified as to going concern and (ii) extends the required time period for delivery of the 2014 audited financial statements to May 29, 2015.

As previously disclosed, the Company continues to prepare information to demonstrate the Company’s ability to operate as a going concern and to provide such information to its auditor for the purposes of its audit of the Company’s financial statements for the year ended December 31, 2014. Following the execution of this amendment and other amendments to the Company’s debt agreements, no defaults will occur in the event that the Company’s auditor includes disclosure in its 2014 audit report relating the Company’s ability to operate as a going concern.

Ocwen also announced that it repaid $17 million of its SSTL today, bringing the total repayment to $91 million in the last 3 weeks.

“We appreciate the confidence our lenders have shown in the plan we have put forth,” said Ron Faris, Chief Executive Officer of Ocwen. “We have completed our first significant sale and transfer of agency servicing rights and used all of the net sale proceeds received to date to repay a portion of our SSTL. We expect to receive additional proceeds in accordance with the terms of the transaction.”

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, with offices throughout the United States and support operations in India and the Philippines. Utilizing proprietary technology, global infrastructure, and superior training and processes, Ocwen provides solutions that help homeowners and make our clients’ loans worth more. Ocwen may post information that is important to investors on its website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

1

Ocwen Financial Corporation

April 17, 2015

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: adverse effects on our business as a result of recent regulatory settlements; reactions to the announcement of such settlements by key counterparties; increased regulatory scrutiny and media attention, due to rumors or otherwise; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to execute on our strategy to reduce the size of our Agency servicing portfolio; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of recent downgrades of our servicer and credit ratings; volatility in our stock price; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to contain and reduce our operating costs; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended September 30, 2014 (filed with the SEC on 10/31/14). Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973 -1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E:drene@levick.com
2